EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Manager Directed Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Manager Directed Portfolios for the period ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Manager Directed Portfolios for the stated period.

/s/ Ryan Frank	/s/ Colton Scarmardo
Ryan Frank	Colton Scarmardo
President/Principal Executive Officer,	Treasurer/Principal Financial Officer,
Manager Directed Portfolios	Manager Directed Portfolios

Dated:	March 3, 2026	Dated:	March 3, 2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Manager Directed Portfolios for purposes of Section 18 of the Securities Exchange Act of 1934.